__________________________________________________________________________


           		      SECURITIES AND EXCHANGE COMMISSION
			                     Washington, D.C. 20549



                 	       			   FORM 8-K

                        				CURRENT REPORT



         		    Pursuant to Section 13 or 15(d) of the
		                Securities Exchange Act of 1934


	       Date of Report (Date of earliest event reported)
           			      November 21, 1995


             			  THE SOUTHLAND CORPORATION
	    (Exact name of registrant as specified in its charter)



      		  TEXAS                    0-16626 and 0-676        75-1085131
(State or other jurisdiction of    (Commission           (I.R.S. Employer
 incorporation or organization)     File Number)         Identification No.)



           			              2711 North Haskell Avenue
               			             Dallas, Texas 75204
	               (Address of principal executive offices, zip code)



Registrant's Telephone Number, Including Area Code: 214/828-7011



__________________________________________________________________________
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Item 5. Other Events

	On November 22, 1995, the Company issued $300 million aggregate principal amount of 4.5% Convertible Quarterly Income Debt Securities due 2010 ("Convertible Debt Securities") to Ito-Yokado Co., Ltd. and Seven-Eleven Japan Co., Ltd., the joint owners of IYG Holding Company which is the majority shareholder of the Company. The Convertible Debt Securities are subordinated to all existing debt and pay interest quarterly; however, the Company has the right to defer interest payments thereon for up to 20 consecutive quarters. The Convertible Debt Securities are convertible into shares of the Company's common stock at a price of $4.1602 per share, subject to adjustment in certain cases.

	In addition, on November 21, 1995, the Company successfully concluded its "Dutch Auction" tender offer for 40 percent of both its 5% First Priority Senior Subordinated Debentures due December 15, 2003
("5% Debentures") and 4.5% Second Priority Senior Subordinated
Debentures (Series A) due June 15, 2004 ("4.5% Debentures," together with the 5% Debentures, the "Debentures"). Under terms of the tender offer, 40 percent of each issue was purchased at the final clearing price of $840.00 for the 5% Debentures and $786.00 for the 4.5% Debentures, in each case per $1,000 principal amount. All Debentures tendered below the final clearing price were purchased at the final clearing price. Debentures tendered at the final clearing price were prorated, and those tendered at prices above the final clearing price are being returned. The 5% Debentures acquired by the Company through the tender offer have been used to satisfy the Company's sinking fund obligations for several years under the terms of the Indenture governing the 5% Debentures.

	The net proceeds from the issuance of the Convertible Debt Securities is approximately $295 million, of which approximately $217 million has been used to purchase the tendered Debentures. Additional open market purchases of the Debentures may be made in the future. The remaining proceeds will be used for general corporate purposes including, initially, the repayment of currently outstanding commercial paper and revolving debt, if any.

	A copy of the Company's News Release, dated November 22, 1995, reporting these events, is attached as Exhibit 99 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

	(c)     Exhibits.

	The following exhibits are submitted herewith:

	  4.(v)-1* Form of 4.5% Convertible Quarterly Income Debt Securities due 2010, issued on November 22, 1995 to Ito-Yokado Co., Ltd. ($153,000,000) and Seven-Eleven Japan Co., Ltd. ($147,000,000).

	  10.(i)-1*  Second Amendment to Third Amended and Restated Credit
		     Agreement dated as of November 28, 1995, to Credit Agreement dated as of July 31, 1987, and subsequently amended and restated among The Southland Corporation, the financial institutions party therto as Senior Lenders, the financial institutions party thereto as Issuing Banks, Citicorp North America, Inc., as
       Administrative Agent, and The Sakura Bank, Limited,
       New York Branch, as Co-Agent.

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

	  99.-1* News Release dated November 22, 1995 announcing the completion of the Company's tender offer for 40% of both its 4.5% Second Priority Senior Subordinated Debentures (Series A) Due June 15, 2004 and 5% First Priority Senior Subordinated Debentures Due December 15, 2003 and the issuance of $300 million 4.5% Convertible Quarterly
       Income Debt Securities.

______________________
*Filed or furnished herewith

				  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         						   THE SOUTHLAND CORPORATION
							                                                (Registrant)



Dated:  December 5, 1995          Bryan F. Smith, Jr.
                                  _________________________
						                            (Bryan F. Smith, Jr.)
						                            Senior Vice President
						                            and General Counsel


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


			      INDEX TO EXHIBITS



	  4.(v)-1* Form of 4.5% Convertible Quarterly Income Debt Securities due 2010, issued on November 22, 1995 to Ito-Yokado Co., Ltd. ($153,000,000) and Seven-Eleven Japan Co., Ltd. ($147,000,000).

	  10.(i)-1*  Second Amendment to Third Amended and Restated Credit
		     Agreement dated as of November 28, 1995, to Credit Agreement dated as of July 31, 1987, and subsequently amended and restated among The Southland Corporation, the financial institutions party thereto as Senior Lenders, the financial institutions party thereto as Issuing Banks, Citicorp North America, Inc., as Administrative Agent, and The Sakura Bank, Limited, New York Branch, as Co-Agent.

	  99.-1* News Release dated November 22, 1995 announcing the completion of the Company's tender offer for 40% of both its 4.5% Second Priority Senior Subordinated Debentures (Series A) Due June 15, 2004 and 5% First Priority Senior Subordinated Debentures Due December 15, 2003 and the issuance of $300 million 4.5% Convertible Quarterly
       Income Debt Securities.

______________________
*Filed or furnished herewith







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